UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 11, 2017

EPAM SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-35418	223536104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 University Drive, Suite 202 Newtown, Pennsylvania		18940
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 267-759-9000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers

On April 11, 2017, EPAM Systems, Inc. (“EPAM” or the “Company”) appointed Gary Abrahams as the Company’s Principal Accounting Officer.
Mr. Abrahams, 49, joined EPAM in June of 2016 as Vice President and Corporate Controller, after having served as an independent contractor for EPAM starting in March of 2016. Mr. Abrahams has over 25 years of experience in global corporate financial management and “Big Four” public accounting firms.  From December 2015 to March 2016, Mr. Abrahams worked as an independent contractor at CMF Associates, LLC, a management and financial services advisory firm.  From June 2014 to April 2015 he served as Senior Vice President, Chief Accounting Officer at Preferred Sands, a producer of high-performance sands and proppant materials used in the oil and gas industry.  From May 2006 to April 2014, Mr. Abrahams served in several senior finance roles at Shire Pharmaceuticals, a global biotechnology company, last serving as Vice President, Finance Operations - The Americas, where he was responsible for leading the Controller’s teams in North and South America and enhancing the finance infrastructure to support the growth of the multinational business.  Before joining Shire, Mr. Abrahams held finance and Controller positions at Bracco Diagnostics, a subsidiary of a multinational healthcare company, from 1994 to 2006. He began his career at Arthur Andersen LLP in New York City.  Mr. Abrahams holds a BBA in Accounting from Hofstra University.
In connection with Mr. Abrahams’s appointment as Vice President and Corporate Controller, on May 31, 2016, the Company entered into an offer letter agreement with Mr. Abrahams (the “Offer Letter”). Under the Offer Letter, Mr. Abrahams is paid an annual base salary of $240,000 and will have an annual target bonus of 40% of his base salary. Mr. Abrahams received an initial equity grant equal to 778 restricted stock units (“RSUs”), representing a right to receive shares of EPAM’s common stock (each, a “Share”), which was equal to $50,000 of value of RSUs determined by dividing $50,000 by the closing price value of a Share on the grant date. Mr. Abrahams has an annual opportunity to receive an equity grant, under the terms of the EPAM Systems, Inc. 2015 Long Term Incentive Plan. Mr. Abrahams is eligible to participate in other compensation plans or arrangements available to EPAM’s U.S.-based employees. As a requirement of the Offer Letter, the Company entered into a confidential assignment, noncompete and nonsolicitation agreement (the “Restrictive Covenant Agreement”) with Mr. Abrahams. Under the Restrictive Covenant Agreement, Mr. Abrahams is bound by a perpetual nondisclosure covenant, an assignment of work provision and a nonsolicitation/noncompete agreement lasting one year after his termination date.
Apart from the Offer Letter and the Restrictive Covenant Agreement, there is no other arrangement or understanding between Mr. Abrahams and any other person pursuant to which he was or is selected to be the Company’s Principal Accounting Officer. There is no family relationship between Mr. Abrahams and any of our executive officers and directors. There are no related person transactions (within the meaning of 404(a) of Regulation S-K) between Mr. Abrahams and EPAM or any of its subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPAM Systems, Inc.

Date:	April 17, 2017	By:	/s/ GINGER MOSIER
			Name:	Ginger Mosier
			Title:	Senior Vice President, General Counsel and Corporate Secretary